Exhibit 99.2

Aquarian Capital to Acquire Brighthouse Financial

Brighthouse Financial Stockholders to Receive $70.00 per share in $4.1 Billion Transaction; Positions Brighthouse Financial for Strategic Long-Term Growth

November 6, 2025 – New York, NY and Charlotte, NC – Aquarian Capital LLC (“Aquarian Capital”), a diversified global holding company with a strategic portfolio of insurance and asset management businesses, and Brighthouse Financial, Inc. (“Brighthouse Financial” or the “Company”) (Nasdaq: BHF), announced today the signing of a definitive merger agreement under which an affiliate of Aquarian Capital will acquire Brighthouse Financial for $70.00 per share in an all-cash transaction valued at approximately $4.1 billion.

“The acquisition of Brighthouse Financial aligns perfectly with our strategic focus on the United States retirement market, which represents a significant and growing opportunity,” said Rudy Sahay, Founder and Managing Partner of Aquarian Capital. “Brighthouse Financial has built a strong foundation, and we are excited to support the Company in its next phase of growth. We plan to preserve Brighthouse Financial’s disciplined and thoughtful approach to distribution, products and services while accelerating its strategy through continued investment and customer focus.”

“This transformative transaction marks an exciting new chapter for Brighthouse Financial and is the culmination of a process initiated by our Board of Directors earlier this year,” Eric Steigerwalt, President and Chief Executive Officer of Brighthouse Financial said. “As one of the largest providers of annuities and life insurance in the United States, we’re thrilled to partner with Aquarian Capital to continue to deliver on our mission of helping people achieve financial security through our best-in-class distribution franchise, as well as our innovative suite of Shield annuity products, and our work with BlackRock on LifePath Paycheck. In addition, we believe this transaction will deliver clear and compelling value to our stockholders. We look forward to embarking on this next phase of our journey together with Rudy and Aquarian Capital.”

The transaction positions Brighthouse Financial to pursue strategic growth opportunities and strengthen its ability to continue to serve its customers, distribution partners and other stakeholders. Aquarian Capital plans to invest in Brighthouse Financial’s platform and distribution franchise while enhancing product design, development and innovation. Aquarian Capital also plans to bolster Brighthouse Financial’s investment management capabilities through a strategic relationship with Aquarian Investments, Aquarian Capital’s investment management platform.

Following the closing of the transaction, Brighthouse Financial will operate as a standalone entity within the Aquarian Capital portfolio. Mr. Steigerwalt will continue as President and Chief Executive Officer of Brighthouse Financial, and the Company will continue to be headquartered in Charlotte, North Carolina, with the same name and brand.

The transaction is expected to close in 2026 and is subject to customary closing conditions, including approval by Brighthouse Financial’s common stockholders, antitrust clearance and the receipt of insurance regulatory approvals. Brighthouse Financial will file a current report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) containing a summary of the terms and conditions of the merger agreement, as well as a copy of the merger agreement.

The merger consideration will be funded with committed financing without incremental debt financing at the Aquarian Capital insurance businesses or Brighthouse Financial. The receipt of financing by Aquarian Capital is not a condition precedent to the completion of the transaction.

Transaction Details

Under the terms of the merger agreement, at the time of closing of the merger, each issued and outstanding share of Brighthouse Financial common stock will be entitled to receive $70.00 in cash, without interest. The merger consideration of $70.00 per share of Brighthouse Financial common stock represents a 37.0% premium to the unaffected share price of $51.09 at closing on January 27, 2025, as well as a 37.7% premium over Brighthouse Financial’s 90-day volume-weighted average price as of November 5, 2025, the last full trading day prior to the announcement of the transaction. All outstanding shares of each series of Brighthouse Financial preferred stock will continue as preferred shares of Brighthouse Financial immediately following the closing of the merger, and immediately following the closing of the merger the rights, terms and conditions of each series of preferred stock will remain entitled to the same dividends and all other preferences, privileges and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to such series of preferred stock. The outstanding junior subordinated debentures and each series of Brighthouse Financial’s outstanding senior notes will continue to remain outstanding as obligations of Brighthouse Financial immediately following the closing of the merger.

The Board of Directors of Brighthouse Financial has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and resolved to recommend that Brighthouse Financial’s common stockholders vote to adopt the merger agreement and to approve the merger.

Advisors

RBC Capital Markets LLC is serving as exclusive financial advisor, Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor and Milliman, Inc. and Oliver Wyman are serving as actuarial advisors to Aquarian Capital in connection with the transaction.

Wells Fargo and Goldman Sachs & Co. LLC are serving as financial advisors, Debevoise & Plimpton LLP is serving as legal advisor and Milliman, Inc. is serving as actuarial advisor to Brighthouse Financial in connection with the transaction.

About Aquarian Capital

Founded in 2017, Aquarian Capital is a diversified global holding company, with a strategic portfolio of insurance and asset management solutions, providing investment opportunities for millions of people. Aquarian Capital invests across the capital structure and creates tailored financing solutions that enable high-quality companies to grow and evolve. Aquarian Capital and its relying advisers serve as investment managers for approximately $25.6 billion of book value AUM as of June 30, 2025. For more information, visit aquarianlp.com.

About Brighthouse Financial

Brighthouse Financial (Nasdaq: BHF) is on a mission to help people achieve financial security. As one of the largest providers of annuities and life insurance in the U.S.,1 Brighthouse Financial specializes in products designed to help people protect what they’ve earned and ensure it lasts. Learn more at https://www.brighthousefinancial.com/.

Forward-Looking Statements

This news release, and any related oral statements, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Words such as “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and similar expressions or the negative of those expressions or verbs, identify forward-looking statements. Readers are cautioned that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only Brighthouse Financial’s beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside Brighthouse Financial’s control.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, Brighthouse Financial’s ability to complete the merger on the timeframe or in the manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the merger or the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement; the effect of the pendency of the merger on Brighthouse Financial’s ongoing business and operations, including disruption to Brighthouse Financial’s business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Aquarian Capital or Brighthouse Financial following announcement of the merger; restrictions on the conduct of Brighthouse Financial’s business prior to the closing of the merger and on Brighthouse Financial’s ability to pursue alternatives to the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; other factors that may affect future results of Brighthouse Financial; and management’s response to any of the aforementioned factors.

Furthermore, such forward-looking statements speak only as of the date of this news release. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to
1 Ranked by 2024 admitted assets. Best’s Review®: Top 200 United States Life/Health Insurers. AM Best, 2025.

be immaterial or (iii) that could apply to any company could also materially adversely affect the future results of Brighthouse Financial. Additional information concerning certain factors is contained in Brighthouse Financial’s SEC filings, including but not limited to its most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information contained on or connected to any websites referenced in this news release is not incorporated by reference into this news release.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Brighthouse Financial will file a proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the common stockholders of Brighthouse Financial. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed by Brighthouse Financial with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Brighthouse Financial’s other filings with the SEC may also be obtained from Brighthouse Financial. Copies of documents filed with the SEC by Brighthouse Financial will be made available free of charge on Brighthouse Financial’s investor relations website at https://investor.brighthousefinancial.com/.

Participants in Solicitation

Brighthouse Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Brighthouse Financial is set forth in its definitive proxy statement which was filed with the SEC on April 29, 2025, under the captions “Proxy Summary—Our Board of Directors: Composition and Qualifications,” “Proxy Summary—Executive Compensation Program Overview,” “Compensation Discussion and Analysis” and “Certain Relationships and Related Person Transactions—Security Ownership of Certain Beneficial Owners and Management.” Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available.

For more information, please contact:

Brighthouse Financial:	Aquarian Capital:

For Media Meghan Lantier +1 980 949 4142 Email: mlantier@brighthousefinancial.com	Ted Birkhahn +1 917 774 8697 Email: media@aquarianlp.com

Kekst CNC Ruth Pachman / Nick Capuano / Daniel Hoadley Email: Kekst-brighthouse@kekstcnc.com

For Investors Dana Amante +1 980 949-3073 Email: damante@brighthousefinancial.com

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